BANK UNITED CORP.

                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each Director of Bank United Corp. whose signature appears below hereby constitutes and appoints Barry C. Burkholder and Jonathon K. Heffron and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report of Bank United Corp. on Form 10-K for fiscal year 1999, and any and all amendments and supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.


        NAME                   TITLE                SIGNATURE                     DATE
----------------------       --------     -----------------------------     -----------------
Lewis S. Ranieri             Director     /s/ LEWIS S. RANIERI              December 21, 1999

Salvatore A. Ranieri         Director     /s/ SALVATORE A. RANIERI          December 21, 1999

Barry C. Burkholder          Director     /s/ BARRY C. BURKHOLDER           December 21, 1999

Lawrence Chimerine, Ph.D.    Director     /s/ LAWRENCE CHIMERINE, Ph.D.     December 21, 1999

David M. Golush              Director     /s/ DAVID M. GOLUSH               December 21, 1999

Paul M. Horvitz, Ph.D.       Director     /s/ PAUL M. HORVITZ, Ph.D.        December 21, 1999

Alan E. Master               Director     /s/ ALAN E. MASTER                December 21, 1999

Anthony J. Nocella           Director     /s/ ANTHONY J. NOCELLA            December 21, 1999

Scott A. Shay                Director     /s/ SCOTT A. SHAY                 December 21, 1999

Patricia A. Sloan            Director     /s/ PATRICIA A. SLOAN             December 21, 1999

Michael S. Stevens           Director     /s/ MICHAEL S. STEVENS            December 21, 1999

Kendrick R. Wilson III       Director     /s/ KENDRICK R. WILSON III        December 21, 1999